EXHIBIT 4.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SANGSTAT MEDICAL CORPORATION

Warrant for the Purchase of Shares of Common Stock

No.                                                                                                                                 -50,000 Shares-

                        FOR VALUE RECEIVED, SANGSTAT MEDICAL CORPORATION, a  Delaware corporation (the "Company"), with its principal office at 6300 Dumbarton Circle, Fremont, California 94555, hereby certifies that HighbridgeInternational LLC or its registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, the number of fully paid and nonassessable shares of Common Stock of the Company set forth above.

                        This Warrant shall be exercisable, in whole or in part, at any time or from time to time after the date hereof and on or before 5:00 p.m. California time on April 25, 2005; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void.  In the event of a proposed transaction of the kind described above, the Company shall notify the holder of the Warrant at least five (5) days prior to the closing of such event or transaction.

                        The Holder may purchase the above number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of $23.438 (the "Exercise Price").  The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

                        The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.  The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".

                        This Warrant is issued pursuant to that certain Letter Agreement between the Company and Reedland Capital Partners, dated November 29, 1999 (the "Agreement") in satisfaction of the Company's obligations under the Agreement.

                        Section 1.         Exercise of Warrant.

                        (a)        The Holder may exercise the Warrant in whole or in part on any business day prior to the termination of the Warrant by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of cash, or a certified or cashier's check for the number of Warrant Shares specified in the Purchase Form.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.  Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.  The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                        (b)        Notwithstanding the foregoing, upon such exercise pursuant to Section 1(a), in lieu of payment of the Exercise Price, the Holder may instead elect to receive that number of shares of Common Stock of the Company equal to the quotient obtained by dividing [(A-B)(C)] by A, where:

                                    (A)       =          the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise of this Warrant;

                                    (B)       =          the Exercise Price for one share of Common Stock under this Warrant (as adjusted to the date of such calculation); and

                                    (C)       =          the number of shares of Common Stock issuable upon exercise of this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon exercise of this Warrant pursuant to this Section 1(b).

            For purposes hereof, "Fair Market Value" of a share of Common Stock shall mean:

                                                (A)  where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing sale price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable; or

                                                (B)   in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

            Upon exercise of this Warrant pursuant to this Section 1(b), the registered holder hereof shall be entitled to receive a certificate for the number of shares of Common Stock determined as aforesaid within a reasonable time not to exceed twenty (20) days after exercise of the stock purchase rights represented by this Warrant.

                        Section 2.         Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant.  All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's certificate of incorporation and any restrictions on sale or transfer set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

                        Section 3.         Fractional Interest.  The Company will not issue a fractional share of Common Stock upon exercise of a Warrant.  Instead, the Company will deliver its check for the fair market value of such fraction of a share, rounded to the nearest cent.

                        Section 4.         Representations and Warranties of the Holder.  The Holder hereby represents, warrants and covenants with the Company as follows:

                                    (a)        The Holder is acquiring the Warrant and the Warrant Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the Act;

                                    (b)        The Holder understands that the Warrant Shares have not been registered under the Act by reason of a specific exemption therefrom, that such securities must be held by the Holder indefinitely unless the Warrant Shares are subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The Holder also understands that the Company is issuing this Warrant in reliance upon the Holder's representations and warranties contained herein, and that any federal or state exemption is contingent upon the accuracy of the Holder's representations and warranties contained herein; and

                                    (c)        The Holder is an “accredited investor” as such term is defined in Rule 501 of the Act and was not formed for the specific purpose of acquiring this Warrant or the  Warrant Shares.

                        Section 5.         Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or any rights whatsoever as a shareholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

                        Section 6.         Adjustment of Exercise Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                                    (a)        Adjustment for Change in Capital Stock.  If the Company:

                                                (A)  pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                                                (B)  subdivides its outstanding shares of Common Stock into greater number of shares;

                                                (C)  combines its outstanding shares of Common Stock into a smaller number of shares;

                                                (D)  makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                                                (E)  issues by reclassification of its Common Stock any shares of its capital stock;

then the exercise right and the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of the Warrants the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrants immediately prior to such action.

                        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                                    (b)        Notice of Adjustments.  Whenever the Exercise Price or number of Warrant Shares issuable upon exercise hereof shall be adjusted pursuant to this section, the

Company shall provide notice of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

                                    (c)        Deferral of Issuance or Payment.  In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

                                    (d)        When No Adjustment Required.  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                                    (e)        Notice of Certain Actions.  In the event that:

                                                (A)   the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

                                                (B)  the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 6 or regular cash dividends or distributions payable out of earnings or earned surplus and made in the ordinary course of business); or

                                                (C)  the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

                                                (D)   the Company is the subject of  a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

                                                (E)  the Company proposes to take any action (other than actions of the character described in subsection (a) or (b) of this Section 6) that would require an adjustment of the Exercise Price pursuant to this Section 6;

then the Company shall cause to be mailed by first-class mail to the Holder, at least five (5) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

                                    (f)         Common Stock Defined.  Whenever reference is made in this Section 6 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.  However, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization.

                                    (g)        No Adjustment Upon Exercise of Warrants.  No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

                        Section 7.  Assignment or Loss of Warrant.

                                    (a)        Except as otherwise provided herein, the Holder of this Warrant shall not be entitled, without obtaining the consent of the Company, to transfer, assign or sell its interest in this Warrant in whole or in part to any person or persons; provided, however, that this warrant may be assigned to affiliates, (including distributions or transfers made to general or limited partners of a Holder) in compliance with the provisions of Section 8.  Subject to the provisions of Section 8, and the obtaining of such consent of the Company, where required, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holders entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

                                    (b)        Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

                        Section 8.         Transfer.  This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, without the prior written consent of the Company and in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof.  Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant.  Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein.  The provision of this Section 8 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

                        Section 9.         Modification and Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated by an instrument in writing signed by the Company and by the Holders of a majority of the Warrants (on the basis of the number of Warrant Shares into which such Warrants then outstanding are exercisable) issued pursuant to the Agreement.  Any amendment effected in accordance with this Section 9 shall be binding upon each Holders of any of the Warrants, each future Holders of all such Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such Holders in connection with such consent that is not given ratably to all such Holders, and that such amendment must apply to all such Holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Warrants.

                        Section 10.       Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

                        Section 11.       Descriptive Headings and Governing Law.  The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

                        Section 12.       Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

                        IN WITNESS WHEREOF, the Company and the Holder have duly caused this Warrant to be executed and to be dated as of November 26, 2001.

                                                                        SANGSTAT MEDICAL CORPORATION

                                                                        By:       /s/ Stephen G. Dance

                                                                        Name:  Stephen G. Dance

                                                                         Title:      Senior Vice President, Finance

                                                                        HIGHBRIDGE INTERNATIONAL LLC
                                                                        By:       HIGHBRIDGE CAPITAL
                                                                                    MANAGEMENT, LLC

                                                                        By:       /s/ Carolyn Rubin

                                                                        Name:  Carolyn Rubin

                                                                         Title:      Director of Legal

PURCHASE FORM

                                                                                                Dated ________________, ____

[   ]       The undersigned hereby elects to exercise the within Warrant to purchase ___________ shares of the Common Stock of the Company (the "Shares") at a purchase price of _______________ Dollars ($                ) per Share or an aggregate purchase price of _____________ Dollars ($                ) (the "Purchase Price").

[   ]       The undersigned hereby elects to convert ___________ percent (    %) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

            Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.

                                                                        Very truly yours,

                                                                        ________________________________________

                                                                        By: _____________________________________

                                                                        Title:____________________________________

ASSIGNMENT FORM

                                                                                                Dated ________________, ____

                        FOR VALUE RECEIVED, ___________________________ hereby

sells, assigns, and transfers unto ______________________________ (the "Assignee"),
                                                            (please type or print in block letters)

_______________________________________________________________________
                                                            (insert address)
its right to purchase up to ____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ____________________ as its attorney-in-fact, to transfer the same on the books of the Company, with full power of substitution in the premises.

                                                                                    ___________________________________

                                                                                                                 (Signature)